EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1997 included in Benchmark Electronics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

KPMG PEAT MARWICK LLP

Houston, Texas
June 10, 1997